Exhibit 99

Joint Filer Information

Date of Earliest Transaction Required to be Reported: April 11, 2006

Issuer Name and Ticker or Trading Symbol: Sealy Corporation [ZZ]

Designated Filer: KKR Millennium GP LLC

Other Joint Filers:

Sealy Holding LLC

KKR Millennium Fund, L.P.

KKR Associates Millennium L.P.

Henry R. Kravis

George R. Roberts

James H. Greene, Jr.

Paul E. Raether

Michael W. Michelson

Perry Golkin

Johannes P. Huth

Todd A. Fisher

Alexander Navab

Marc S. Lipschultz

Reinhard Gorenflos

Jacques Garaialde

Michael M. Calbert

Scott C. Nuttall

Address: The principal business address of each of the filers is c/o Kohlberg Kravis Roberts & Co., L.P., 9 West 57th Street, New York, NY 10019

Signatures:

*
KKR Millennium GP LLC

*
Sealy Holding LLC

*
KKR Millennium Fund L.P.

*
KKR Associates Millennium L.P.

*
Henry R. Kravis

*
George R. Roberts

*
James H. Greene, Jr.

*
Paul E. Raether

*
Michael W. Michelson

*
Perry Golkin

*
Johannes P. Huth

*
Todd A. Fisher

*
Alexander Navab

*
Marc S. Lipshultz

*
Reinhard Gorenflos

*
Jacques Garaialde

*
Michael M. Calbert

*
Scott C. Nuttall

*By:	/s/ William J. Janetschek
William J. Janetschek, by power of attorney for all
Reporting Persons

Date: April 13, 2006